Exhibit 99.1

Rightscorp to Present at Two Upcoming Investor Conferences

●	Rodman & Renshaw 16th Annual Investment Conference to be held on September 8th - 10th in NYC

●	Aegis 2014 Healthcare & Technology Conference to be held on September 10th – 13th in Las Vegas

Santa Monica, Calif. – August 28, 2014 – Rightscorp (OTCQB: RIHT), the leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP), today announced its participation in the following upcoming investor conferences:

Event: Rodman & Renshaw 16th Annual Investment Conference

Location: New York Palace Hotel, NYC

Date: Tuesday, September 9, 2014

Time: 3:20pm-3:45 PM (ET)

Room: Rutherford Salon, 4th Floor

Presenter: Mr. Robert Steele

Event: Aegis 2014 Healthcare & Technology Conference

Location: The Encore at Wynn Las Vegas

Date: Thursday, September 11, 2014

Time: 10:45 AM (PT)

Room: 3

Presenter: Mr. Christopher Sabec

Rightscorp’s Chief Executive Officer Christopher Sabec, and President and Chief Operating Officer Robert Steele, will present a corporate overview and update of the business and will be available during the conference for one-on-one meetings with investors. Presentation materials will be available on the Investor Relations section of www.rightscorp.com.

Additionally, Mr. Steele will conduct a non-deal road show in NYC during the week of September 8th. To arrange a one-on-one meeting with management, please contact Andrew Haag at rightscorp@irthcommunications.com or 1-866-976-4784.

About Rightscorp, Inc.

Rightscorp (OTCQB: RIHT) is a leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP). The Company’s patent pending digital loss prevention technology focuses on the infringement of digital content such as music, movies, books, software, and games and ensures that owners and creators are rightfully paid for their IP. Rightscorp implements existing laws to solve copyright infringements by collecting payments from illegal file sharing activities via notifications sent through Internet Service Providers (ISPs). The Company’s technology identifies copyright infringers, who are offered a reasonable settlement option when compared to the legal liability defined in the Digital Millennium Copyrights Act (DMCA). Based on the fact that 22% of all Internet traffic is used to distribute copyrighted content without permission or compensation to the creators, Rightscorp is pursuing an estimated $2.3 billion opportunity and has monetized major media titles through relationships with industry leaders. http://www.rightscorp.com/

Safe Harbor Statement

This press release may include forward-looking statements. All statements other than statements of historical fact included in this press release, including, without limitation, statements regarding the Company’s anticipated financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors not limited to, general economic and business conditions, competitive factors, changes in business strategy or development plans, the ability to attract and retain qualified personnel, and changes in legal and regulatory requirements. Such forward-looking statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph.

For further investor and media information contact:

Andrew Haag

Managing Partner

IRTH Communications

rightscorp@irthcommunications.com

1-866-976-4784